                                                                   Exhibit 3(iv)

                                                                   Broker/Dealer


                       NEW ENGLAND SECURITIES CORPORATION
                       ----------------------------------

                        VARIABLE PRODUCT SALES AGREEMENT
                        --------------------------------

New England Life Insurance Company ("NELICO"), New England Securities
Corporation ("NES") and                             ("Broker/Dealer") hereby
                        ----------------------------
agree as follows:

1. NES is principal underwriter for variable life insurance policies and/or variable annuity contracts issued by NELICO that are subject to registration under the Securities Act of 1933.

2. Broker/Dealer desires to enter into a distribution agreement with NES and to have its registered representatives appointed as agents of NELICO for the purpose of selling the contract(s) (hereafter "Contracts") for which a Compensation Schedule has been attached to this Agreement.

3. Broker/Dealer certifies that it is a registered broker/dealer under the Securities Exchange Act of 1934 and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"). Broker/Dealer agrees to abide by all rules and regulations of the NASD and to comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Contracts.

4. Broker/Dealer will select persons associated with it who are to be appointed as agents of NELICO to solicit applications for the Contracts in conformance with applicable state and federal laws. No agent will be permitted to solicit for sales of the Contracts in any state where NELICO is not authorized to sell such contracts.

5. All solicitations for the Contracts will be made only by individuals who are duly authorized agents of NELICO and registered representatives of Broker/Dealer who possess the required licenses and appointments, and Broker/ Dealer will pay compensation only to such agents. Continued solicitation for the Contracts shall be contingent upon the continued qualification of such agents by possession of the required licenses and appointments.

6. Broker/Dealer shall have the responsibility to train and supervise all agents appointed under this Agreement and shall indemnify and hold harmless the separate accounts, the eligible mutual funds and their directors and trustees, NES, and NELICO from any loss, claim, damage or expenses on account of any negligence, misconduct, breach of this Contract or wrongful act by Broker/Dealer, its employees, representatives, and agents in connection with the solicitation of Contracts. Broker/Dealer further agrees that, during the term of this Agreement, it will not knowingly recruit for employment or enter into an employment arrangement with any insurance agent of NELICO or registered representative of NES.

7. Broker/Dealer shall review all applications for the Contracts (including reviewing them for suitability), accept them on Broker/Dealer's behalf, and promptly forward them to NELICO (at the address shown on the then current prospectus for the Contracts) together with any purchase payments received with such applications. NELICO has the right to reject any application for a Contract and return any purchase payment made in connection therewith.

8. Broker/Dealer will offer and sell the Contracts only in accordance with the terms and conditions of the then current prospectuses applicable to the Contracts and the eligible mutual funds and will make no representations not included in the prospectuses or in any authorized supplemental material approved by NES and NELICO. Broker/Dealer shall not use or permit to be used supplemental material or advertising media with regard to the Contracts other than with the prior written approval of NES and NELICO. Broker/Dealer certifies that it is a member of the Securities Investor Protection Corporation ("SIPC"); or, if the Broker/Dealer is not a member of SIPC, that Broker/Dealer's non-SIPC member status will be disclosed in writing to each person to whom Broker/Dealer sells a Contract at or before the time of such sale, and at least annually thereafter.

9. Broker/Dealer is performing the acts covered by this Agreement in the capacity of independent contractor and not as an agent or employee of either NES or NELICO. Neither NES nor NELICO shall be liable for any obligation, act or omission of Broker/Dealer.

10. Broker/Dealer shall be paid by NELICO (on behalf of NES) compensation for the sale of Contracts as set forth in the attached Compensation Schedule(s). NELICO has the right to charge back any such compensation under the conditions stated in such Schedule(s). Any Compensation Schedule can be changed by NES and NELICO as of a specific date, provided such date is at least 10 days after the date the change is mailed to Broker/Dealer's last known address. Any such change will apply only to business submitted after the effective date of the change.

11. NELICO may offset against any claim for compensation herein any debts now due or which may become due NELICO from Broker/Dealer or from a General Agent affiliated with Broker/Dealer, and such debts shall be a first lien against any compensation due Broker/Dealer hereunder. Broker/Dealer may not offset against any such debts any compensation accrued or to accrue hereunder but not yet payable to Broker/Dealer.

12. This Agreement shall take effect as of the date it is signed by NELICO, which date is shown below. It shall continue in force from year to year unless it is terminated. This

    Agreement may be terminated for any reason by any party; such termination will become effective 60 days after the mailing of a notice of termination to the other party's last known address.

    This Agreement may be terminated by NES or NELICO for cause (i.e. Broker/ Dealer's violation of the terms of this Agreement); such termination will become effective upon the mailing of notice of termination to the Broker/ Dealer's last known address. Failure of NES or NELICO to terminate this Agreement upon knowledge of a cause shall not constitute a waiver of the right to terminate at a later time for such cause. This Agreement shall immediately terminate automatically if Broker/Dealer shall cease to be a member of the NASD or to possess the requisite licenses and appointments, and Broker/Dealer agrees to immediately notify NES and NELICO of such an occurrence. No provisions of this Agreement other than numbers 6, 9, 10, 11 and 13 shall continue in force after any termination and the provisions of number 10 shall be subject to any limitations contained in the Compensation Schedule(s).

13. This Agreement may not be assigned by Broker/Dealer except with the written consent of NES and NELICO. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

NEW ENGLAND SECURITIES CORP.            ______________________________________
                                               (NAME OF BROKER/DEALER)

BY:_______________________________    BY:__________________________________
                                          (SIGNATURE OF AUTHORIZED PERSON)

TITLE:____________________________    TITLE:_______________________________

DATE:_____________________________    DATE:________________________________



NEW ENGLAND LIFE INSURANCE COMPANY

BY:_______________________________

TITLE:____________________________

DATE:_____________________________

                                                                            Bank


                       NEW ENGLAND SECURITIES CORPORATION
                       ----------------------------------

                        VARIABLE PRODUCT SALES AGREEMENT
                        --------------------------------

New England Life Insurance Company ("NELICO"), New England Securities
Corporation ("NES") and                             ("Broker/Dealer") hereby
                        ----------------------------
agree as follows:

1. NES is principal underwriter for variable life insurance policies and/or variable annuity contracts issued by NELICO that are subject to registration under the Securities Act of 1933.

2. Broker/Dealer desires to enter into a distribution agreement with NES and to have its registered representatives appointed as agents of NELICO for the purpose of selling the contract(s) (hereafter "Contracts") for which a Compensation Schedule has been attached to this Agreement.

3. Broker/Dealer certifies that it is a registered broker/dealer under the Securities Exchange Act of 1934 and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"). Broker/Dealer agrees to abide by all rules and regulations of the NASD and to comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Contracts. Specifically, and without limitation, Broker/Dealer agrees that the solicitation, offer and sale of the Contracts by Broker/Dealer shall be undertaken in accordance with the Interagency Statement on Retail Sales of Nondeposit Investment Products ("Interagency Statement") and any amplifications thereon.

4. Broker/Dealer will select persons associated with it who are to be appointed as agents of NELICO to solicit applications for the Contracts in conformance with applicable state and federal laws. No agent will be permitted to solicit for sales of the Contracts in any state where NELICO is not authorized to sell such contracts.

5. All solicitations for the Contracts will be made only by individuals who are duly authorized agents of NELICO and registered representatives of Broker/Dealer who possess the required licenses and appointments, and Broker/ Dealer will pay compensation only to such agents. Continued solicitation for the Contracts shall be contingent upon the continued qualification of such agents by possession of the required licenses and appointments.

6. Broker/Dealer shall have the responsibility to train and supervise all agents appointed under this Agreement and shall indemnify and hold harmless the separate accounts, the eligible mutual funds and their directors and trustees, NES, and NELICO from any loss, claim, damage or expenses on account of any negligence, misconduct, breach of this Contract or wrongful act by Broker/Dealer, its employees, representatives, and agents in connection with the solicitation of Contracts. Broker/Dealer further agrees that, during the term of this Agreement, it will not knowingly recruit for employment or enter into an employment arrangement with any insurance agent of NELICO or registered representative of NES.

7. Broker/Dealer shall review all applications for the Contracts (including reviewing them for suitability), accept them on Broker/Dealer's behalf, and promptly forward them to NELICO (at the address shown on the then current prospectus for the Contracts) together with any purchase payments received with such applications. NELICO has the right to reject any application for a Contract and return any purchase payment made in connection therewith.

8. Broker/Dealer will offer and sell the Contracts only in accordance with the terms and conditions of the then current prospectuses applicable to the Contracts and the eligible mutual funds and will make no representations not included in the prospectuses or in any authorized supplemental material approved by NES and NELICO. Broker/Dealer shall not use or permit to be used supplemental material or advertising media with regard to the Contracts other than with the prior written approval of NES and NELICO. Broker/Dealer certifies that it is a member of the Securities Investor Protection Corporation ("SIPC"); or, if the Broker/Dealer is not a member of SIPC, that Broker/Dealer's non-SIPC member status will be disclosed in writing to each person to whom Broker/Dealer sells a Contract at or before the time of such sale, and at least annually thereafter.

9. Broker/Dealer is performing the acts covered by this Agreement in the capacity of independent contractor and not as an agent or employee of either NES or NELICO. Neither NES nor NELICO shall be liable for any obligation, act or omission of Broker/Dealer.

10. Broker/Dealer shall be paid by NELICO (on behalf of NES) compensation for the sale of Contracts as set forth in the attached Compensation Schedule(s). NELICO has the right to charge back any such compensation under the conditions stated in such Schedule(s). Any Compensation Schedule can be changed by NES and NELICO as of a specific date, provided such date is at least 10 days after the date the change is mailed to Broker/Dealer's last known address. Any such change will apply only to business submitted after the effective date of the change.

11. NELICO may offset against any claim for compensation herein any debts now due or which may become due NELICO from Broker/Dealer or from a General Agent affiliated with Broker/Dealer, and such debts shall be a first lien against any compensation due Broker/Dealer hereunder. Broker/Dealer may not offset against any such debts any compensation accrued or to accrue hereunder but not yet payable to Broker/Dealer.

12. This Agreement shall take effect as of the date it is signed by NELICO, which date is shown below. It shall continue in force from year to year unless it is terminated. This Agreement may be terminated for any reason by any party; such termination will become effective 60 days after the mailing of a notice of termination to the other party's last known address. This Agreement may be terminated by NES or NELICO for cause (i.e., Broker/Dealer's violation of the terms of this Agreement); such termination will become effective upon the mailing of notice of termination to the Broker/Dealer's last known address. Failure of NES or NELICO to terminate this Agreement upon knowledge of a cause shall not constitute a waiver of the right to terminate at a later time for such cause. This Agreement shall immediately terminate automatically if Broker/ Dealer shall cease to be a member of the NASD or to possess the requisite licenses and appointments, and Broker/Dealer agrees to immediately notify NES and NELICO of such an occurrence. No provisions of this Agreement other than numbers 6, 9, 10, 11 and 13 shall continue in force after any termination and the provisions of number 10 shall be subject to any limitations contained in the Compensation Schedule(s).

13. This Agreement may not be assigned by Broker/Dealer except with the written consent of NES and NELICO. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

NEW ENGLAND SECURITIES CORP.            ______________________________________
                                               (NAME OF BROKER/DEALER)

BY:_______________________________    BY:__________________________________
                                          (SIGNATURE OF AUTHORIZED PERSON)

TITLE:____________________________    TITLE:_______________________________

DATE:_____________________________    DATE:________________________________



NEW ENGLAND LIFE INSURANCE COMPANY

BY:_______________________________

TITLE:____________________________

DATE:_____________________________